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                                  Subsidiary

               Point Tupper Marine Services Limited Nova Scotia
                 (Incorporated under the laws of Nova Scotia)

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                                 Subsidiaries

Statia Terminals Delaware, Inc., a Delaware corporation

Statia Terminals New Jersey, Inc., a Delaware corporation

Statia Terminals, Inc., a Delaware corporation

Statia Terminals Puerto Rico (incorporated under the laws of Puerto Rico)

W.P. Company, Inc., a Delaware corporation

Statia Terminals Virgin Islands Corporation (incorporated under the laws of the U.S. Virgin Islands)

Seven Seas Steamship Company, Inc., a Florida corporation

Seven Seas Steamship Company (Sint Eustatius) N.V., a Netherlands Antilles company

Statia Terminals Corporation N.V., a Netherlands Antilles company

Statia Terminals Canada, Incorporated (Incorporated under the laws of Nova
Scotia)

Saba Trustcompany N.V., a Netherlands Antilles Company

Bicen Development Corporation N.V., a Netherlands Antilles company

Statia Terminals N.V., a Netherlands Antilles company

Point Tupper Marine Services Limited Nova Scotia (Incorporated under the laws of Nova Scotia)

Statia Laboratory Services N.V., a Netherlands Antilles company

Statia Tugs N.V., a Netherlands Antilles company